Exhibit 99.1

Mine Safety and Health Administration Data

Our subsidiaries’ mining operations have consistently been recognized with numerous local, state and national awards over the years for outstanding safety performance.

Our Running Right safety process involves all employees in accident prevention and continuous improvement. Safety leadership and training programs are based upon the concepts of situational awareness and observation, changing behaviors, and most importantly employee involvement. The core elements of our behavior based safety training include identification of critical behaviors, frequency of those behaviors, employee feedback and removal of barriers for continuous improvement.

The Running Right program empowers all employees to champion the safety process. Every person is challenged to identify hazards and initiate corrective actions. Reporting is anonymous, allowing hazards to be dealt with in a timely manner.

All levels of the organization are expected to be proactive and commit to perpetual improvement, implementing new safety processes that promote a safe and healthy work environment.

Our subsidiaries operate multiple mining complexes in six states and are regulated by both the U.S. Mine Safety and Health Administration (“MSHA”) and state regulatory agencies. As described in more detail in the “Environmental and Other Regulatory Matters” section of our Annual Report on Form 10-K for the year ended December 31, 2010, the Federal Mine Safety and Health Act of 1977, as amended (the “Mine Act”) and state regulatory agencies, among other regulations, imposes stringent safety and health standards on all aspects of mining operations. Regulatory inspections are mandated by these agencies with thousands of inspection shifts at our properties each year. Citations and compliance metrics at each of our 68 affiliated mining properties vary, due to the size and type of the operation. We endeavor to conduct our mining and other operations in compliance with all applicable federal, state and local laws and regulations. However, violations occur from time to time. None of the violations identified or the monetary penalties assessed upon us set forth in the tables below have been material.

Our subsidiaries received no written notice of a pattern of violations under Section 104(e) of the Mine Act, nor the potential to have such a pattern during the current reporting period.

The SEC recently proposed Item 106 of Regulation S-K (17 CFR 229.106) to implement Section 1503(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 regarding mine safety reporting.  It is possible that the final rule adopted by the SEC will require disclosures to be presented in a manner that differs from this presentation.

For reporting purposes of the Dodd-Frank Act, we include the following table that sets forth the total number of specific citations and orders and the total dollar value of the proposed civil penalty assessments that were issued by MSHA during the current reporting period and a list of legal actions pending before the Federal Mine Safety and Health Review Commission, including the Administrative Law Judges thereof, pursuant to the Mine Act, for each of our subsidiaries that is a coal mine operator, by individual mine:

MSHA Mine ID	Mine Operator	Significant and Substantial Citations (Section 104 of the Mine Act) *Excludes 104(d) citations/ orders	Failure to Abate Orders (Section 104(b) of the Mine Act)	Unwarrantable Failure Citations/ Orders (Section 104(d) of the Mine Act)	Imminent Danger Orders (Section 107(a) of the Mine Act)	Flagrant Violations (Section 110(b)(2) of the Mine Act)	Dollar Value of Proposed Civil Penalty Assessments (in Thousands) (1)	Mining Related Fatalities	Legal Actions pending before the Federal Mine Safety and Health Review Commission (2)
4800732	Alpha Coal West, Inc.	-	-	-	-	-	$2.3	-	2
4801078	Alpha Coal West. Inc.	2	-	-	-	-	$-	-	3
3609342	AMFIRE Mining Company LLC	1	-	-	-	-	$-	-	-
3607688	AMFIRE Mining Company LLC	-	-	-	-	-	$0.2	-	1
3608422	AMFIRE Mining Company LLC	2	-	-	-	-	$0.5	-	2
3608497	AMFIRE Mining Company LLC	-	-	-	-	-	$-	-	-
3608620	AMFIRE Mining Company LLC	-	-	-	-	-	$-	-	-
3608704	AMFIRE Mining Company LLC	5	-	-	1	-	$5.4	-	13
3608848	AMFIRE Mining Company LLC	-	-	-	-	-	$-	-	1
3608850	AMFIRE Mining Company LLC	8	-	-	1	-	$12.3	-	26
3609005	AMFIRE Mining Company LLC	4	-	-	-	-	$1.9	-	12
3609033	AMFIRE Mining Company LLC	2	-	-	-	-	$4.0	-	20
3609127	AMFIRE Mining Company LLC	-	-	-	-	-	$3.5	-	25
3609246	AMFIRE Mining Company LLC	-	-	-	-	-	$-	-	1
3609284	AMFIRE Mining Company LLC	-	-	-	-	-	$-	-	1
3609414	AMFIRE Mining Company LLC	1	-	-	-	-	$-	-	-
3609648	AMFIRE Mining Company LLC	-	-	-	-	-	$-	-	-
3609140	AMFIRE Mining Company, LLC	-	-	-	-	-	$-	-	1
4609267	Brooks Run Mining Company LLC	-	-	-	-	-	$-	-	2
4606045	Brooks Run Mining Company LLC	-	-	-	-	-	$0.2	-	4
4606263	Brooks Run Mining Company LLC	20	-	-	-	-	$13.7	-	8
4608885	Brooks Run Mining Company LLC	2	-	-	-	-	$0.9	-	11
4609036	Brooks Run Mining Company LLC	1	-	-	-	-	$1.0	-	1
4609066	Brooks Run Mining Company LLC	1	-	-	-	-	$4.4	-	24
4609371	Brooks Run Mining Company LLC	-	-	-	-	-	$-	-	-
4609126	Brooks Run Mining Company LLC	-	-	-	1	-	$0.3	-	1
4609213	Brooks Run Mining Company LLC	3	-	-	-	-	$0.7	-	7
4608218	Brooks Run Mining Company LLC	-	-	-	-	-	$-	-	5
4609055	Brooks Run Mining Company LLC	-	-	-	-	-	$-	-	8
4609348	Brooks Run Mining Company, LLC	1	-	-	-	-	$1.9	-	-
4607484	Cobra Natural Resources LLC	-	-	-	-	-	$-	-	3
4607985	Cobra Natural Resources LLC	11	-	-	-	-	$10.4	-	2
4608730	Cobra Natural Resources LLC	15	-	2	-	-	$43.3	-	19
3609744	Coral Energy Services LLC	2	-	-	-	-	$0.2	-	1
3605018	Cumberland Coal Resources LP	6	-	-	-	-	$9.9	-	29
4406444	Dickenson-Russell Coal Co LLC	43	-	-	-	-	$78.1	-	16
4406864	Dickenson-Russell Coal Co LLC	31	-	2	-	-	$74.9	-	10
4407146	Dickenson-Russell Coal Co LLC	14	-	-	-	-	$16.6	-	10
4405311	Dickenson-Russell Coal Co., LLC	4	-	-	-	-	$-	-	-
4402277	Dickenson-Russell Coal Company, LLC	1	-	-	-	-	$-	-	1

3605466	Emerald Coal Resources LP	11	-	-	-	-	$116.8	-	38
1519189	Enterprise Mining Co LLC	-	-	-	-	-	$9.9	-	-
1511121	Enterprise Mining Company LLC	1	-	-	-	-	$-	-	-
1516858	Enterprise Mining Company LLC	2	-	-	-	-	$0.1	-	-
1518507	Enterprise Mining Company LLC	3	-	-	-	-	$11.1	-	5
1519116	Enterprise Mining Company LLC	1	-	-	-	-	$2.7	-	3
4604637	Kepler Processing Company LLC	4	-	-	-	-	$-	-	-
4608625	Kingston Mining, Inc.	6	-	-	-	-	$22.0	-	7
4608932	Kingston Mining, Inc.	18	-	-	-	-	$117.2	-	5
4608751	Kingwood Mining Company, LLC	-	-	-	-	-	$-	-	5
4604343	Kingston Processing Inc	-	-	-	-	-	$0.6	-	3
4605872	Litwar Processing Company, LLC	3	-	-	-	-	$-	-	-
4406949	Paramont Coal Company Virginia LLC	-	-	-	-	-	$0.3	-	1
4407123	Paramont Coal Company Virginia LLC	2	-	-	-	-	$0.9	-	11
4407163	Paramont Coal Company Virginia LLC	-	-	-	-	-	$1.6	-	1
4407190	Paramont Coal Company Virginia LLC	-	-	-	-	-	$-	-	-
4407223	Paramont Coal Company Virginia LLC	8	-	-	-	-	$0.7	-	-
4407231	Paramont Coal Company Virginia LLC	4	-	-	-	-	$4.0	-	2
4405270	Paramont Coal Company Virginia, LLC	5	-	-	-	-	$2.6	-	-
4406929	Paramont Coal Company Virginia, LLC	16	-	-	-	-	$48.4	-	10
4407232	Paramont Coal Company Virginia, LLC	-	-	-	-	-	$-	-	-
4407129	Paramont Coal Company Virginia, LLC.	3	-	-	-	-	$3.2	-	3
4407257	Paramont Coal Company Virginia, LLC.	2	-	-	-	-	$0.7	-	-
4607545	Premium Energy LLC	13	-	-	-	-	$7.6	-	5
1517278	Rivereagle Corporation	-	-	-	-	-	$0.2	-	-
4605121	Rockspring Development Inc	75	1	2	-	-	$286.8	-	22
4608030	Rockspring Development Inc	3	-	-	-	-	$1.3	-	-
4608582	Simmons Fork Mining Incorporated	-	-	-	-	-	$0.2	-	-
4609026	Simmons Fork Mining, Inc.	-	-	-	-	-	$-	-	-
4609114	Simmons Fork Mining, Inc.	-	-	-	-	-	$-	-	-
4403658	Twin Star Mining, Inc.	-	-	-	-	-	$-	-	2
4403929	Twin Star Mining, Inc.	-	-	-	-	-	$-	-	-
4608632	White Flame Energy, Inc	8	-	-	-	-	$12.0	-	2

(1)
The MSHA Assessments issued during the current reporting period do not necessarily relate to the citations or orders issued by MSHA during the current reporting period or to the pending cases reported herein.

(2)
The Legal Actions include matters which were initiated prior to the current reporting period and which do not necessarily relate to the citations, orders or proposed assessments issued by MSHA during the current reporting period. All of the Legal Actions were initiated by us to contest citations, orders or proposed assessments issued by MSHA, and if we are successful, may result in reduction or dismissal of those citations, orders or assessments.